As filed with the Securities and Exchange Commission on March 31, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GITLAB INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-1861035
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
Sytse Sijbrandij
Chair and Chief Executive Officer
GitLab Inc.
Address Not Applicable1
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Corporation Service Company
251 Little Falls Drive
Wilmington, DE 19808
(800) 927-9800
(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Cynthia Hess Ryan Mitteness Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500	Robin J. Schulman Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary GitLab Inc. Address Not Applicable

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I. D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

1 We are a remote-only company. Accordingly, we do not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act and Securities Exchange Act of 1934, as amended, any stockholder communication required to be sent to our principal executive offices may be directed to the agent for service of process named above, or to the email address: reach.GitLab@GitLab.com.

PROSPECTUS
GitLab Inc.
1,635,545 Shares
Class A Common Stock
This prospectus relates to the sale or other disposition from time to time by the selling stockholder named in this prospectus of up to an aggregate of 1,635,545 shares of our Class A common stock, par value $0.0000025 per share, to be issued to GitLab Foundation, a California nonprofit public benefit corporation, or the selling stockholder. The shares will be gifted to GitLab Foundation in connection with our corporate philanthropy objectives and we will not receive any proceeds from the gift of the shares to GitLab Foundation. We are not selling any shares of our Class A common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of shares of Class A common stock by the selling stockholder.
We are registering the shares for resale by the selling stockholder or its transferees, pledgees, donees, or successors. However, our registration of the shares of Class A common stock covered by this prospectus does not mean that the selling stockholder will offer or sell any of the shares. The selling stockholder may sell or otherwise dispose of the shares of Class A common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell or otherwise dispose of its shares of Class A common stock in the section entitled “Plan of Distribution.” Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of Class A common stock covered by this prospectus will be borne by the selling stockholder. We will pay all registration expenses incurred relating to the registration of the shares with the Securities and Exchange Commission and the selling stockholder will pay all selling expenses, including underwriting discounts and selling commissions, related to the sale of the shares registered under this registration statement. As of the date of this prospectus, no underwriter or other person has been engaged to facilitate the sale of the shares of Class A common stock covered hereby.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 3 of this prospectus before investing in our securities.

Our Class A common stock is traded on The Nasdaq Global Select Market under the symbol “GTLB.” On March 30, 2023 the last reported sales price for our Class A common stock was $33.01 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 31, 2023

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatically effective registration statement on Form S-3ASR that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, from time to time, the selling stockholder may sell up to 1,635,545 shares of our Class A common stock in one or more offerings as described in this prospectus.
Neither we nor the selling stockholder have authorized anyone to provide you with any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We and the selling stockholder take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. The information contained in this prospectus (and in any supplement or amendment to this prospectus) or any related free writing prospectus, and the documents incorporated by reference herein and therein, are accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. We urge you to read carefully this prospectus (as supplemented and amended), together with the information incorporated herein by reference as described under the heading “Incorporation of Information by Reference” before deciding whether to invest in any of the shares of Class A common stock being offered.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”
In this prospectus, unless the context otherwise requires, the terms “GitLab,” the “Company,” “we,” “us,” and “our” refer to GitLab Inc., a Delaware corporation, and its consolidated subsidiaries. “GitLab” and all product names are our common law trademarks.
ii

PROSPECTUS SUMMARY
This summary may not contain all the information that you should consider before investing in our Class A common stock. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision.
Company Overview
In today’s world, software defines the speed of innovation. Every industry, business, and function within a company is dependent on software. To remain competitive and survive, nearly all companies must digitally transform and become experts at building, delivering, and securing software.
To meet these market needs, GitLab pioneered The DevSecOps Platform, a fundamentally new approach to software development and delivery. Our platform is uniquely built as a single application and interface with a unified data model, enabling all stakeholders in the software delivery lifecycle – from development teams to operations teams to security teams – to work together in a single tool with a single workflow to build better software faster.
GitLab is the solution to significant business transformation needs. Across every industry – and across companies of every size – technology leaders want to make developers more productive so they can deliver better products faster; they want to measure productivity, so they can increase operational efficiency; they want to secure the software supply chain so they can reduce security and compliance risk; and they want to accelerate cloud migration so they can unlock digital transformation results. These technology leaders need a platform that enables a value stream-driven mindset – a mindset that shortens the time from idea to customer value – and establishes a powerful flywheel for data collection and aggregation. And they are looking for a platform approach that unifies the entire development experience, so that customers can be faster than their competition in moving from idea to customer value.
GitLab is designed to consolidate point solutions to cut costs and boost efficiency, and provide end-to-end visibility across the entire software development lifecycle, from planning to production to security.
We believe GitLab is the shortest path to unlocking business and technology transformation results. Our DevSecOps Platform accelerates our customers’ ability to create business value and innovate by reducing their software development cycle times from weeks to minutes. It removes the need for point tools and delivers enhanced operational efficiency by eliminating manual work, increasing productivity, and creating a culture of innovation and velocity. The DevSecOps Platform also embeds security earlier into the development process, improving our customers’ software security, quality, and overall compliance.
Corporate Information
We were incorporated in the State of Delaware as GitLab Inc. in September 2014. We are a remote-only company, meaning that all of our team members work remotely. Due to this, we do not currently have a headquarters. Our website address is https://about.gitlab.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. Investors should not rely on any such information in deciding whether to conduct any transactions involving our Class A common stock.

THE OFFERING

Class A common stock to be offered by the selling stockholder	1,635,545 shares

Use of proceeds	We will not receive any proceeds from the sale of the shares of Class A common stock covered by this prospectus.

Risk factors	See “Risk Factors” beginning on page 3, for a discussion of factors you should carefully consider before deciding to invest in our Class A common stock.

Nasdaq Global Select Market symbol	GTLB

RISK FACTORS
An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended January 31, 2023, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS
This prospectus and documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events.
Such statements include, but are not limited to:
•our future financial performance, including our expectations regarding our total revenue, cost of revenue, gross profit or gross margin, operating expenses, including changes in operating expenses and our ability to achieve and maintain future profitability;
•our business plan and our ability to effectively manage our growth;
•our total market opportunity;
•anticipated trends, growth rates, and challenges in our business and in the markets in which we operate;
•market acceptance of The DevSecOps Platform and our ability to increase adoption of The DevSecOps Platform;
•beliefs and objectives for future operations;
•our ability to further penetrate our existing customer base and attract, retain, and expand our customer base;
•our ability to timely and effectively scale and adapt The DevSecOps Platform;
•our ability to develop new features and bring them to market in a timely manner;
•our expectations to grow our partner network;
•our ability to maintain, protect, and enhance our intellectual property;
•our ability to continue to expand internationally;
•the effects of increased competition in our markets and our ability to compete effectively;
•future acquisitions or investments in complementary companies, products, services, or technologies;
•our ability to stay in compliance with laws and regulations that currently apply or become applicable to our business both in the United States and internationally;
•economic and industry trends, projected growth, or trend analysis;
•the impact of macroeconomic conditions and global events, including inflation, rising interest rates, increased volatility in the capital markets, and regional and global conflict, including the armed conflict in Ukraine, on our operations, financial results, and liquidity and capital resources, including on customers, sales, expenses, and team members;
•increased expenses associated with being a public company; and
•other statements regarding our future operations, financial condition, and prospects and business strategies.
You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “might,” “should,” “will,” “could,” “plan,” “intend,” “project,” “seek” or similar expressions in this prospectus, in documents incorporated by reference into this prospectus or any free writing prospectus. We intend that such forward-looking statements be subject to the safe harbors created thereby.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended January 31, 2023, as well as those discussed in this prospectus, the documents incorporated by reference into this prospectus and any free writing prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.
All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein on our website at https://about.gitlab.com.
Information about us is also available at our website at https://about.gitlab.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. A Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus:
•our Annual Report on Form 10-K for the fiscal year ended January 31, 2023, filed with the SEC on March 30, 2023;
•the portions of the Definitive Proxy Statement on Schedule 14A for the 2022 Annual Meeting of Stockholders filed on May 5, 2022 incorporated by reference into the Annual Report on Form 10-K for the year ended January 31, 2022; and
•the description of our Class A common stock in our registration statement on Form 8-A filed with the SEC on October 8, 2021 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed GitLab Inc., Attn: Investor Relations, ir@gitlab.com. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC.
Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of our Class A common stock by the selling stockholder pursuant to this prospectus. The selling stockholder will receive all the net proceeds from the sales of Class A common stock pursuant to this prospectus.

SELLING STOCKHOLDER
The selling stockholder named in this prospectus may offer and sell up to an aggregate of 1,635,545 shares of our Class A common stock.
In September 2021, our board of directors approved the reservation of up to 1,635,545 shares of Class A common stock for issuance to charitable organizations to be further designated by our board of directors. In March 2023, our board of directors approved the donation of $10.7 million aggregate principal amount of shares of Class A common stock to GitLab Foundation, a California nonprofit public benefit corporation, which was established in September 2022 and which operates autonomously from GitLab Inc. This donation shall occur in equal quarterly distributions throughout fiscal 2024. Our board of directors intends to approve additional donations, up to 1,635,545 shares, as needed, and subject to the discretion of the board of directors. The shares will be gifted to GitLab Foundation in connection with our corporate philanthropy objectives and we will not receive any proceeds from the gift of the shares to GitLab Foundation.
The following table sets forth, to our knowledge, certain information as of March 24, 2023 regarding the beneficial ownership of our Class A common stock by the selling stockholder. Information with respect to beneficial ownership is based upon information obtained from the selling stockholder and assumes the gift of all 1,635,545 shares of Class A common stock by the company as of March 31, 2023. The number of shares beneficially owned by the selling stockholder is determined under rules issued by the SEC, as qualified below. Under these rules, beneficial ownership includes any shares over which a selling stockholder has sole or shared voting power or investment power. Percentage ownership is based on 95,603,429 shares of our Class A common stock outstanding as of March 24, 2023. The selling stockholder may, from time to time, offer and sell some, all or none of its shares. Information with respect to shares of Class A common stock beneficially owned after the offering assumes the sale of all of the shares of Class A common stock registered hereby.
The information set forth below is based upon information obtained from the selling stockholder and upon information known to us.

Selling Stockholder	Total Ownership Before the Offering		Maximum Number of Shares to be Sold Pursuant to This Prospectus	Total Ownership After the Offering(1)
	Number of Shares(3)	Percentage		Number of Shares	Percentage
GitLab Foundation(2)	324,144	—%	1,635,545	—	—%
______________
(1)The selling stockholder may offer and sell all or part of the Class A common stock covered by this prospectus, and no assumption can be made as to the actual number of shares of Class A common stock that will be held by the selling stockholder after the completion of this offering.
(2)The address of GitLab Foundation is 2261 Market Street #4927, San Francisco, CA 94114.
(3)This number represents 324,144 shares of Class A common stock approved for issuance by our board of directors in March 2023, based on the closing price of our Class A common stock on March 30, 2023. We will issue an aggregate of $10.7 million of shares of Class A common stock in equal quarterly installments, calculated based on the closing price of our Class A common stock on the day prior to each transfer. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that we have approved for reservation, because the issuance of such shares is solely at our discretion and are entirely outside of the selling stockholder’s control.

PLAN OF DISTRIBUTION
The selling stockholder may, from time to time, sell any or all of its shares of Class A common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:
•ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•block trades in which a broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account under this prospectus;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•“at the market” or through market makers or into an existing market for the shares;
•delivery of securities in settlement of short sales after the date of this prospectus;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•through the distribution of the Class A common stock by any selling stockholder to its partners, members or stockholders;
•through broker-dealers that agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
•through one or more underwritten offerings on a firm commitment or best efforts basis;
•a combination of any such methods of sale; and
•any other method permitted pursuant to applicable law.
The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144, as permitted by that rule, or Section 4(a)(1) under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.
In connection with the sale of the shares, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our Class A common stock short and deliver these securities to close out their short positions, or loan or pledge the Class A common stock to broker dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholder from the sale of the shares offered by them will be the purchase price of the Class A common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Class A common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
The selling stockholder and any broker-dealers that act in connection with the sale of securities may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. In the event that the selling stockholder is deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. To our knowledge, the selling stockholder has not received any shares as underwriting compensation.
The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of Class A common stock beneficially owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of Class A common stock from time to time under this prospectus after we have filed a supplement to this prospectus, or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.
The selling stockholder also may transfer the shares of Class A common stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of Class A common stock from time to time under this prospectus after we have filed a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, supplementing or amending the list of selling stockholders to include the transferee or other successors in interest as selling stockholders under this prospectus.
To the extent required, the shares of our Class A common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an amendment or supplement to this prospectus.
We will pay all registration expenses incurred relating to the registration of the shares with the SEC, and the selling stockholder will pay all selling expenses, including underwriting discounts and selling commissions, related to the sale of the shares registered under this registration statement.
The selling stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of Class A common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of Class A common stock by the selling stockholder. If we are notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of Class A common stock, if required, we will file a supplement to this prospectus. If the selling stockholder uses this prospectus for any sale of the shares of Class A common stock, it will be subject to the prospectus delivery requirements of the Securities Act.
We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of our Class A common stock in the market and to the activities of the selling stockholder and its affiliates. These rules may limit the timing of purchases and sales of the shares by such selling stockholder. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Class A common stock to engage in market-making activities with respect to the shares of Class A common stock. All of the foregoing may affect the marketability of the shares of Class A common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Class A common stock.]
Our Class A common stock is listed on The Nasdaq Global Select Market under the symbol “GTLB.” There can be no assurance that the selling stockholder will sell any or all of the shares of Class A common stock registered pursuant to this prospectus.

LEGAL MATTERS
Fenwick & West LLP, Mountain View, California, will issue an opinion about certain legal matters with respect to the issuance and sale of the Class A common stock offered by the selling stockholder.
EXPERTS
The consolidated financial statements of GitLab Inc. and subsidiaries as of January 31, 2023 and 2022, and for each of the years in the three-year period ended January 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of January 31, 2023 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the effectiveness of internal control over financial reporting as of January 31, 2023, expresses an opinion that GitLab Inc. and subsidiaries did not maintain effective internal control over financial reporting as of January 31, 2023 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that the following material weaknesses have been identified and included in management’s assessment: The Company had a lack of policies and procedures related to the operation of control activities and inadequate communication of information to control owners and operators related to the objectives and responsibilities for internal control in a manner which supports the internal control environment at the Company. As a result, the Company had ineffective information technology general controls in the areas of user access and change-management over information technology systems that are relevant to the Company’s preparation of their consolidated financial statements; and ineffective process level controls that use information that cannot be relied on from the affected systems, including those related to stock-based compensation and non-routine transactions. In addition, the Company had ineffective process level controls over manual journal entries and over stock-based compensation resulting from insufficient documentation maintained to support the operation of controls including the level of precision at which controls are executed.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered:

SEC registration fee	$6,362
Legal fees and expenses*	$25,000
Accounting fees and expenses*	$20,000
Printer fees and Miscellaneous expenses*	$638
Total*	$52,000
__________________
*Estimated
Item 15. Indemnification of Officers and Directors
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”).
As permitted by the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:
•any breach of the director’s duty of loyalty to the Registrant or its stockholders;
•acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or
•any transaction from which the director derived an improper personal benefit.
As permitted by the Delaware General Corporation Law, the Registrant’s amended and restated bylaws provide that:
•the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;
•the Registrant may indemnify its other team members and agents as set forth in the Delaware General Corporation Law;
•the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and
•the rights conferred in the amended and restated bylaws are not exclusive.
The Registrant has entered, and intends to continue to enter, into separate indemnification agreements with its directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought.

The indemnification provisions in the Registrant’s restated certificate of incorporation, amended and restated bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.
The Registrant currently carries liability insurance for its directors and officers.
Certain of the Registrant’s directors are also indemnified by their employers with regard to service on the Registrant’s board of directors.
Item 16. Exhibits
The exhibits listed in the accompanying Exhibit Index are filed (except where otherwise indicated) as part of this Registration Statement.
EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
3.1	Restated Certificate of Incorporation	10-Q	001-40895	3.2	12/7/2021
3.2	Amended and Restated Bylaws	8-K	001-40895	3.1	12/15/2022
4.1	Form of Class A Common Stock Certificate	S-1/A	333-259602	4.1	10/12/2021
5.1	Opinion of Fenwick & West LLP					X
23.1	Consent of KPMG, independent registered public accounting firm					X
23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney					X
107	Filing Fee Table					X
Item 17. Undertakings
(a) The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that subparagraphs (i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on the 31st day of March, 2023.

GITLAB INC.

By:	/s/ Sytse Sijbrandij

Sytse Sijbrandij Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sytse Sijbrandij, Brian Robins and Robin Schulman, and each of them, as his or her true and lawful attorney-in-fact, proxy and agent, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sytse Sijbrandij	Chief Executive Officer and Chair of the Board of Directors (Principal Executive Officer)	March 31, 2023
Sytse Sijbrandij

/s/ Brian Robins	Chief Financial Officer (Principal Financial Officer)	March 31, 2023
Brian Robins

/s/ Dale Brown	Principal Accounting Officer	March 31, 2023
Dale Brown

/s/ Sundeep Bedi	Director	March 31, 2023
Sundeep Bedi

/s/ Karen Blasing	Director	March 31, 2023
Karen Blasing

/s/ Sue Bostrom	Director	March 31, 2023
Sue Bostrom

/s/ Matthew Jacobson	Director	March 31, 2023
Matthew Jacobson

/s/ Mark Porter	Director	March 31, 2023
Mark Porter

/s/ Merline Saintil	Director	March 31, 2023
Merline Saintil

/s/ Godfrey Sullivan	Director	March 31, 2023
Godfrey Sullivan
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